UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2021

TOUGHBUILT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38739	46-0820877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25371 Commercentre Drive, Suite 200 Lake Forest, CA		92630
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (949) 528-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	TBLT	Nasdaq Capital Market
Series A Warrants	TBLTW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sales of Equity Securities.

As ToughBuilt Industries, Inc., a Nevada corporation (the “Company”), previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 23, 2020, the Company entered into an exchange agreement, dated November 20, 2020 (the “Exchange Agreement”), with an institutional investor (the “Investor”) pursuant to which the Company agreed to issue to the Investor an aggregate of nine (9) shares of Series E Non-Convertible Preferred Stock (the “Series E Preferred Stock”) of the Company.

On March 26, 2021, the Company filed with the Nevada Secretary of State a certificate of designation (the “Series E Certificate of Designation”) therein establishing the Series E Preferred Stock and issued nine shares of such preferred stock to the Investor per the Exchange Agreement.

Pursuant to the Series E Certificate of Designation, the designated class of Series E Preferred Stock consists of fifteen (15) shares and the holders of Series E Preferred Stock are entitled to vote on all matters subject to a vote or written consent of the holders of the Company’s common stock and all capital stock of the Company having voting rights, a number of votes of each one share equal to 1% of the total number of votes that the issued and outstanding shares of common stock and all other voting securities of the Company as of any such date of determination, voting together as a single class, on a fully diluted basis, subject to applicable law and a certain blocker clause contained in the Series E Certificate of Designation, as discussed below.

Pursuant to the blocker clause in the Series E Certificate of Designation, the voting power of every holder of the Series E Preferred Stock together with such holder’s affiliates and Attribution Parties, together with any and all securities of the Company owned by such parties, is limited to 4.99% of the voting power of the Company’s outstanding capital stock. The term “Attribution Parties” is defined in the Series E Certificate of Designation to consist of the following persons and entities: (i) any investment vehicle, including, any funds, feeder funds, or managed accounts, currently, or from time to time after the date the shares of Series E Preferred Stock are issued to the holder, directly or indirectly managed or advised by the holder’s investment manager or any of its affiliates or principals, (ii) any direct or indirect affiliates of the holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a group together with the holder or any of the foregoing; and (iv) any other persons whose beneficial ownership of the Corporation’s voting securities would or could be aggregated with the holder’s and the other Attribution Parties for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended.

The Company issued the foregoing Series E Preferred Stock pursuant to the exemption from the registration requirement of the Securities Act of 1933 in reliance upon Section 3(a)(9) promulgated thereunder.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. The information set forth above is qualified in its entirety by reference to the actual terms of Series E Certificate of Designation, which is filed as Exhibit 3.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No:	Description:
3.1	Certificate of Designation of Series E Non-Convertible Preferred Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUGHBUILT INDUSTRIES, INC.

Date: March 31, 2021	By:	/s/ Martin Galstyan
	Name:	Martin Galstyan
	Title:	Chief Financial Officer